UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                 FORM 8-K/A
                             (Amendment No. 2)


                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):             April 1, 2005

                        Trinity Learning Corporation
                 __________________________________________
           (Exact name of registrant as specified in its charter)


     Utah                          0-8924                        73-0981865
_____________________           ___________                     ___________
(State or other jurisdiction    (Commission                (I.R.S. Employer
 of incorporation)              File Number)            Identification No.)

3685 Mt. Diablo Blvd. Suite 161
Lafayette, California                                                94549
_________________________________                                  ________
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code:         (925) 284-8025


                               Not Applicable
               ______________________________________________
        Former name or former address, if changed since last report


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


     This Amendment No. 2 to Current Report on Form 8-K amends and restates the information previously reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2005 and Amendment No. 1 thereto filed with the SEC on May 12, 2005. This Amendment No. 2 also includes certain historical and pro formal financial information not previously included.

FORWARD LOOKING STATEMENTS   DISCLAIMER   RISKS

     Statements herein which are not statements of historical fact are forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of Trinity Learning Corporation, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-QSB.


ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective April 1, 2005, Trinity Learning Corporation (the "Company") entered into and closed an asset purchase agreement (the "Asset Purchase Agreement") with PRIMEDIA Inc. and two PRIMEDIA affiliates (collectively,"PRIMEDIA"), whereby PRIMEDIA sold to the Company certain assets related to its PRIMEDIA's Workplace Learning division ("PWPL"). The assets comprised those relating to PWPL's Healthcare Group, Government Services Group, Industrial Services Group, Shared Services Group, and all other assets of PWPL, including all of the assets of PRIMEDIA Digital Video Holdings LLC, excluding only those assets primarily related to the operations of PWPL's Financial Services Group and/or PWPL's Interactive Medical Network business (such acquired assets referred to collectively hereinafter as the "Business"). These assets are comprised of content libraries, trademarks, brands, intellectual property, databases, and physical assets. Included in the sale are certain video production and distribution capabilities used to deliver integrated learning solutions to professionals in the homeland security, healthcare, industrial, fire & emergency, government, law enforcement and private security markets currently served by PWPL.

In consideration for the Business, the Company assumed certain liabilities of PRIMEDIA relating to the Business (the "Assumed Liabilities") in an aggregate amount estimated at the time of closing to be between $28 and $30 million. Based upon management's review of historical financial data with respect to the Business, the Company estimates that revenues generated by the Business during the Company's final fiscal quarter in fiscal 2005 will
be approximately $7.0 million.   Additional financial information
pertaining to the Business, including pro forma financial statements incorporating historical financial results of the Business, is included under Item 9.01 of this Current Report on Form 8-K.

The purchase price for the Business is subject to a working capital adjustment whereby the purchase price for the assets will be either reduced or increased on a dollar-for-dollar basis to the extent that certain elements of the working capital deficit of the Business as of April 1, 2005 is determined within 90 days of such date to be either, respectively, less than or greater than $4,000,000. Any such working capital adjustment shall be satisfied by a cash payment by the responsible party, all pursuant to the terms of the Asset Purchase Agreement. A copy of the Asset Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by this reference. The summary of the transactions contemplated by the Asset Purchase Agreement set forth above is qualified in its entirety by reference to such exhibit.

In connection with the transactions contemplated by the Purchase Agreement, SBI USA LCC, a California limited liability company ("SBI"), agreed to guarantee the performance by the Company of certain leases comprising part of the Assumed Liabilities. In consideration for such guarantee (the "Guarantee"), the Company entered into an agreement with SBI dated April 1, 2005 (the "SBI Agreement") pursuant to which the Company agreed, among other things, to issue to SBI an aggregate of 4,000,000 shares of the Company's common stock (which stock will carry piggyback registration rights) (the "SBI Shares"), to reimburse SBI for any expenses incurred by it in connection with the granting of the Guarantee, to grant SBI the right to appoint an observer to the Company's Board of Directors, to compensate such observer at the rate of $15,000 per month, plus expenses, and to indemnify SBI for any liabilities that might accrue to it pursuant to the Guarantee. A copy of the SBI Agreement, along with Annex A thereto, is attached hereto as Exhibit 10.2. The foregoing summary of the transactions contemplated by the SBI Agreement is qualified in its entirety by reference to such exhibit.


ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Effective April 1, 2005, the Company completed the acquisition of assets from PRIMEDIA as described above under Item 1.01.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

As disclosed under Item 1.01 above, on April 1, 2005, the Company entered into the SBI Agreement pursuant to which the Company agreed to issue the SBI Shares. The issuance of this stock by the Company will be made in reliance on Section 4(2) of the Securities Act of 1933 as a transaction not involving any public offering. No advertising or general solicitation was or will be employed in offering the securities, the offerings and sales will be made to one entity, and the Company will restrict the transfer of the securities in accordance with the requirements of the Securities Act of 1933. SBI will represent its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends will be affixed to the stock certificates representing the SBI Shares.

ITEM 8.01. OTHER EVENTS.

The Company operates the Business as a wholly-owned subsidiary under the name Trinity Workplace Learning ("TWL"). TWL now represents substantially all of the Company's assets and operations. Trinity Learning continues to operate its other subsidiaries in the United States and in international markets, with the intent of integrating operations, sales and marketing into TWL. In cases where integration is not feasible or cost effective, the Company anticipates that it will either (a) continue to operate certain subsidiaries as it has done in the past, (b) seek partnerships and alliances and other strategic relationships, or (c) divest or reduce its ownership in selective non-core assets and operations.

Management believes that the acquisition of the Business from Primedia is an important milestone in its business development and provides the Company with an operating foundation in the United States (including content libraries, advanced communication capabilities, industry-recognized workplace certifications, and over 200 workplace learning professionals) upon which the Company can continue to implement its vision to become a leading company and brand in the global learning market.

The Company's growth strategy consists of acquisitions, internal growth and alliances that will enable it to leverage and grow the acquired assets. Management believes that opportunities exist to increase revenue and EBITDA without the need for significant new capital expenditures over the next two years. The Company's strategy includes the following:


     -    CROSS SELLING OF EXISTING CONTENT   TWL comes with a client base
          of over 7,000 current clients. Since significant customer overlap between industry verticals exists, efforts are being made to cross-sell its content library of over 21,000 titles. Management believes that there are numerous cross- and up-selling opportunities in the combined Company and is refocusing its sales force to realize these synergies.

     - INCREASED CAPACITY UTILIZATION - In addition to its strategy to grow its workplace learning products and services in existing industry verticals and to expand into new industry verticals, TWL's production facility has additional unutilized capacity. Trinity Learning is in the process of increasing capacity utilization by one or more of the following: subleasing unused office space, finding additional third-party clients for video production facilities, and identifying clients to share its satellite service capacity.

     -    ACQUISITIONS   Recognizing that there is no single instructional
          method or technology that works for every skill, every type of worker or for all types of content that might be required in a major employer's overall human capital planning, the Company intends to continue to acquire operating companies that, when combined with Trinity's existing platform, represent a blended learning approach to workplace learning.


     Since Closing of the Asset Purchase Agreement on April 1, 2005, the Company estimates that it has reduced operating expenses of the Business by approximately $3.5 million on an annualized basis through the following initiatives, which are not reflected in the Pro Forma Financial Statements included in this CurrentReport:

     - Because Primedia refreshed and updated the content library prior to the sale of PWPL, the Company believes that minimal investment, if any, in content is needed over the next 12 months. Historically, Primedia spent approximately $1.1 million per quarter on content development. Finally, because the content library has just been refreshed and updated, the Company should not need to write down the value of its current inventory, which would eliminate an additional $440,000 of expenses that likely would have been recorded by Primedia;

     - As a result of its acquisition of PWPL from Primedia, corporate overhead expenses of approximately $1.9 million allocated from Primedia to PWPL should be substantially eliminated;

     - The Company has converted 29 temporary and/or contract employees to permanent status for an annual savings of approximately $1.3 million;

     - Because of the office space and administrative support that the Company acquired as a result of its acquisition of the Business, the Company has implemented annualized cost savings of approximately $300,000 through the elimination of duplicate overhead, such as office space and certain financial staff in California;

     -    Other anticipated savings include:

          - Annual savings of approximately $125,000 from reduced maintenance costs related to the purchase of a new computer system. No significant capital expenditures are planned during the coming 12 months;
          - $90,000 reduction of licensing fees paid for learning management system;

          - Bonus and legal fee accruals by PWPL that are no longer payable of $212,000 and $100,000.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements

     See Exhibit 99.1

(b) Pro Forma Financial Information

     See Exhibit 99.2

(c) Exhibits

10.1 Asset Purchase Agreement dated April 1, 2005 among the Company, PRIMEDIA Inc., a Delaware corporation, its wholly-owned entity PRIMEDIA Digital Video Holdings LLC, a Delaware limited liability company, and PRIMEDIA Workplace Learning LP, a Delaware limited partnership.*

10.2      SBI Agreement dated April 1, 2005 between SBI and the Company.**

99.1 Audited consolidated financial statements of Primedia Workplace Learning, Inc. for the fiscal years ending December 31, 2004 and December 31, 2003.

99.2 Proforma consolidated financial statements of Trinity Learning Corporation for the periods ending March 31, 2005 and June 30, 2004.

          * Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on April 7, 2005.

          ** Previously filed as Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on April 7, 2005.


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Trinity Learning Corporation

September 13, 2005            By: /s/ Douglas Cole
                              -----------------------------------
                              Name: Douglas Cole
                              Title: Chief Executive Officer


                               Exhibit Index


Exhibit No.    Description
-----------    ----------------------------------------------------------

10.1 Asset Purchase Agreement dated April 1, 2005 among the Company, PRIMEDIA Inc., a Delaware corporation, its wholly-owned entity PRIMEDIA Digital Video Holdings LLC, a Delaware limited liability company, and PRIMEDIA Workplace Learning LP, a Delaware limited partnership. *

10.2           SBI Agreement dated April 1, 2005 between SBI and the
               Company.  **

99.1 Audited consolidated financial statements of Primedia Workplace Learning, Inc. for the fiscal years ending December 31, 2004 and December 31, 2003.

99.2 Proforma consolidated financial statements of Trinity Learning Corporation for the periods ending March 31, 2005 and June 30, 2004.


               * Previously filed as Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on April 7, 2005.

               ** Previously filed as Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on April 7, 2005.